AMENDMENT NO. 1
TO
AMENDED AND RESTATED MANAGEMENT AGREEMENT
            WHEREAS, DEAN WITTER DIVERSIFIED FUTURES FUND
LIMITED PARTNERSHIP, a Delaware limited partnership (the ?Partnership?), DEMETER MANAGEMENT CORPORATION, a Delaware corporation (the
?General Partner?), and VK CAPITAL, INC., (formerly known as Dean Witter Futures & Currency Management Inc.), a Delaware corporation (the ?Trading Advisor?), have agreed to amend the Amended and Restated Management
Agreement, dated as of the 31st day of August, 1995 (the ?Amended and Restated Management Agreement?), among the Partnership, the General Partner, and the Trading Advisor, to reduce the monthly management fee payable to the Trading Advisor and to increase the quarterly incentive fee payable to the Trading Advisor.
            WHEREAS, all provisions contained in the Amended and Restated Management Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below.
            NOW, THEREFORE, the parties hereto hereby amend the
Amended and Restated Management Agreement as follows:
            1.	The monthly management fee equal to 1/4 of 1% of the Net
Assets of the Partnership in Section 6(a)(i) of the Amended and Restated Management Agreement is hereby changed to a monthly management fee equal to 1/6 of 1% of the Net Assets of the Partnership.
            2.	The quarterly incentive fee equal to 15% of the ?Trading
Profits? in Section 6(a)(ii) of the Amended and Restated Management Agreement is hereby changed to a quarterly incentive fee equal to 20% of the ?Trading Profits?.
            3.	The foregoing amendments shall take effect as of the 1st
day of February, 2006.


IN WITNESS WHEREOF, this Amendment to the Amended and
Restated Management Agreement has been executed for and on behalf of the undersigned as of the 31st day of January, 2006.
DEAN WITTER DIVERSIFIED FUTURES FUND
LIMITED PARTNERSHIP
By:  Demeter Management Corporation,
	General Partner
        By:/s/  Jeffrey A. Rothman
Name:	Jeffrey A. Rothman
Title:	President
DEMETER MANAGEMENT CORPORATION
By:/s/  Jeffrey A. Rothman
Name:	Jeffrey A. Rothman
Title:	President
VK CAPITAL, INC.
         By:/s/  Maureen Kaelin
Name:	Maureen Kaelin
Title:	President